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                                                                   EXHIBIT 23.2





INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of EMCORE Corporation on Form S-8 of our report dated January 10, 2000, appearing in the Annual Report on Form 10-K/A of EMCORE Corporation for the year ended September 30, 1999.





/s/ Deloitte & Touche LLP




Parsippany, New Jersey
May 18, 2000